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                                                                    EXHIBIT 7(l)


ADDITIONAL LIST OF REINSURANCE CONTRACTS

                                                             EFFECTIVE
                         TITLE                                 DATE                          REINSURER
                         -----                                 ----                          ---------
Yearly Renewable Term Reinsurance Agreement                   4/1/81        Swiss Re Life & Health (formerly Cigna)
a) Includes Variable Universal Life as of 1986

Reinsurance Agreement                                         4/1/81        Lincoln National Life Insurance Co
a) Includes Variable Universal Life as of 1986

Reinsurance Agreement  #226-100                               11/1/83       General & Cologne Life Re
b) Includes Variable Universal Life as of 1986

Automatic Reinsurance Agreement #226-101                      1/1/93        General & Cologne Life Re

Reinsurance Agreement  #226-102                               10/1/93       General & Cologne Life Re

Reinsurance Agreement  #425                                  11/15/83       RGA Reinsurance Co
a) 6/1/86 Addendum added Variable Universal Life

Automatic YRT Agreement  #1112-0-0                            1/1/93        RGA Reinsurance Co

Reinsurance Agreement  #5918-6                                10/1/93       AUSA Life Ins Co (formerly TransAmerica)

Facultative YRT Reinsurance Agreement #374A                   4/1/96        Employers Reassurance Corp.

Facultative Renewable Term Reinsurance                        1/1/98        Munich (formerly CNA)
Agreement. #2854

Automatic Reinsurance Agreement  #1169                        7/1/89        Employers Re Corp (formerly Phoenix)

Automatic YRT Reinsurance Agreement #2350                     1/1/99        Munich (formerly CNA)

Automatic Yearly Renewable Term                               1/1/99        General & Cologne Life Re
Agreement  #226-103

Automatic Reinsurance Agreement #2727                         1/1/99        Employers Re Corp (formerly Phoenix)

Auto & Fac Risk Premium Reinsurance                           1/1/99        RGA Reinsurance Co
Agreement  #3304-00-00
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